EX-99.77Q2 ITEM 405

Based upon the Fund's review of any
Forms 3, 4 and 5 and/or representations
furnished to the Fund, the Fund
believes that for its most recently
completed fiscal year, all reports
required by section 16(a) of the
Exchange Act of 1934, as amended, were
completed and filed in a timely manner,
except as follows: a Form 4 relating to
acquisition of securities for Marc
Hardy was not filed in a timely manner
relative to the transaction date.